Exhibit 99.1

BankProv Announces Co-CEO Leadership Team

AMESBURY, Mass., Feb. 15, 2023 -- Provident Bancorp, Inc. (the "Company") (Nasdaq:PVBC), the holding company for BankProv (the "Bank"), announced today that its Board of Directors ("Board") has officially appointed Carol Houle and Joe Reilly as Co-CEOs and Co-Presidents effective immediately. The team served as interim Co-CEO's since December 23, 2022. Carol Houle will continue to serve as CFO in addition to her new role as Co-CEO.
"The board is very pleased with the work that Joe and Carol have done in a very short time to help the Bank through the past few months, and we are confident that they are the right team to continue to lead the Bank going forward," said Laurie Knapp, Chairman of the Board. "The Co-CEO positions will provide the institution with an unmatched leadership team and the ability for Carol to continue in her capacity as the CFO."
Houle joined the Bank in 2013 as the EVP and Chief Financial Officer after holding executive positions at Shatswell, Macleod & Co., P.C. and T.C. Edwards & Co., P.C. She is a proven leader that brings strategic vision to the organization, operational insight and extensive financial expertise.
"I am excited to lead the Bank through its next chapter with Joe," said Houle. "We recognize this is a tremendous opportunity and together we look forward to serving our clients, creating significant value for our shareholders and fostering an inclusive environment for our team members to thrive."
Reilly joined the Bank as a member of the Boards of BankProv and Provident Bancorp, Inc. in 2018 and was soon elected Chairman. He co-founded Centrix Bank in 1999 and led the organization as CEO until 2014 when the bank was acquired by Eastern Bank. Prior to co-founding Centrix Bank, Reilly was Chief Operating Officer and Senior Lending Officer at Centerpoint Bank. He is an industry veteran and a commercial banker known for his dedication to community involvement and local markets.
"I am grateful to be able to support the organization in this new capacity," said Reilly. "BankProv has a long history of being a trusted partner for businesses. We will continue to build upon our past successes of providing best-in-class banking products and being a premier Banking-as-a-Service (BaaS) provider."
About BankProv
BankProv, is a subsidiary of Provident Bancorp, Inc. (NASDAQ: PVBC). BankProv is a future-ready commercial bank that offers a comprehensive suite of banking products for corporate clients. The Bank is a premier Banking-as-a-Service (BaaS) provider and specializes in technology-driven banking solutions to niche markets, including private equity, renewable energy, fintech and enterprise value lending. Headquartered in Amesbury, Massachusetts, BankProv is the 10th oldest bank in the nation. The Bank insures 100% of deposits through a combination of insurance provided by the Federal Deposit Insurance Corporation (FDIC) and the Depositors Insurance Fund (DIF). To learn more about the organization, visit bankprov.com.
Forward-Looking Statements
Certain statements contained herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as "may," "will," "would," "intend," "believe," "expect," "plan," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms, and include expectations with respect to the timing of the filing of the Form 10-Q. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: the effects of any pandemic disease, natural disaster, national or international war, act of terrorism, accident, or similar action or event; those related to the real estate and economic environment, including inflation, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company's filings with the Securities and Exchange Commission, which are available at the SEC's website, www.sec.gov.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Press Contact: Tricia Peters, Vice President of Marketing
Phone: 480-253-8376
Email: tpeters@bankprov.com